Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro Executive Vice President/ Chief Financial Officer Consolidated Graphics, Inc. (713) 787-0977

Christine Mohrmann/Alexandra Tramont FD (212) 850-5600
FOR IMMEDIATE RELEASE
CONSOLIDATED GRAPHICS REPORTS DECEMBER QUARTER 2008 RESULTS
– Record Revenue of $290 Million vs. $270 Million in Prior Year —
– Record Diluted Earnings Per Share of $1.58 vs. $1.17 in Prior Year —
HOUSTON, TEXAS — January 30, 2008 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its third quarter ended December 31, 2007.
Revenue for the December quarter was a record $289.5 million, up 7% compared to $269.6 million for the same period a year ago. Net income for the December quarter was $19.4 million, up 18% compared to net income of $16.4 million for the same period a year ago, resulting in diluted earnings per share of a record $1.58, up 35% versus $1.17 for the same period a year ago. Earnings this quarter were positively impacted by a low effective tax rate of 19%, which was primarily the result of a reduction in reserve estimates placed against certain income tax positions.
For the nine months ended December 31, 2007, revenue was $807.9 million, up 9% compared to $742.3 million for the same period a year ago. Net income for the first nine months of this year was $46.2 million versus net income of $43.8 million a year ago, resulting in diluted earnings per share of $3.48, up 11% compared to $3.14 for the same period a year ago.
Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “We are very pleased with our quarterly results and believe that some of the cost-reduction measures we undertook during the quarter enabled us to produce very good results in a challenging economic environment. During the December quarter we completed the acquisition of The Cyril-Scott Company in Lancaster, Ohio. We are pleased to add this great company to our powerful network and are excited about the new capabilities and opportunities the company brings us. With our strong balance sheet and cash flows, we expect continued growth through investments in new technology and acquisitions that will further expand our industry-leading network and customer offerings.”
In addition, during the December quarter, the Company executed under its share repurchase program the purchase of 755,200 shares for $38 million. Subsequent to the December quarter, the Company completed its $50 million Board of Directors authorized stock repurchase program with the purchase of an additional 268,501 shares for $12 million. In total, during fiscal year 2008, the Company has purchased 2,684,167 common shares representing 19.5% of shares outstanding under its two Board authorized stock repurchase programs of $150 million. The Company currently has 11,069,636 common shares outstanding.
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Mr. Davis concluded, “For the March quarter, we are projecting quarterly revenues of between $270 and $280 million and diluted earnings per share of between $1.10 and $1.20. For the March quarter we expect our effective tax rate to be approximately 37%.”
Consolidated Graphics, Inc. will host a conference call today, January 30, 2008, at 11:00 a.m. Eastern Time, to discuss its third quarter 2008 results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the live Web cast at the Company’s homepage, www.cgx.com.
Consolidated Graphics (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 69 printing facilities strategically located across 27 states and Canada, CGX offers an unmatched geographic footprint with extensive capabilities supported by an unparalleled level of convenience, efficiency and service. With locations in or near virtually every major U.S. market, as well as Toronto, CGX offers highly responsive service and convenient access to a vast capabilities network through a single point of contact at the local level.
CGX has the largest and most technologically advanced sheetfed printing capability in North America, a sizeable and strategically important web printing capability, industry-leading digital printing services, a rapidly growing number of fulfillment centers and proprietary Internet-based technology solutions. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit the CGX Web site at www.cgx.com.
This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations expressed or implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.
(Tables to follow)

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CONSOLIDATED GRAPHICS, INC.
Consolidated Income Statements
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Sales	$289,538	$269,611	$807,850	$742,272
Cost of Sales	214,140	197,253	598,011	543,453

Gross Profit	75,398	72,358	209,839	198,819
Selling Expenses	27,849	26,487	79,514	74,387
General and Administrative Expenses	20,489	18,702	58,885	50,930
Other (Income) Expense, net	(329)	—	(3,909)	—

Operating Income	27,389	27,169	75,349	73,502
Interest Expense, net	3,630	1,576	7,973	4,744

Income before Taxes	23,759	25,593	67,376	68,758
Income Taxes	4,397	9,218	21,171	24,963

Net Income	$19,362	$16,375	$46,205	$43,795

Earnings Per Share
Basic	$1.63	$1.21	$3.58	$3.22
Diluted	$1.58	$1.17	$3.48	$3.14

Weighted Average Shares Outstanding
Basic	11,905	13,529	12,910	13,582
Diluted	12,225	13,968	13,295	13,958

Effective Income Tax Rate	19%	36%	31%	36%

Gross Margin	26.0%	26.8%	26.0%	26.8%
Operating Margin	9.5%	10.1%	9.3%	9.9%

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RESULTS
CONSOLIDATED GRAPHICS, INC.
Consolidated Balance Sheets
(In thousands, except per share amounts)

	December 31,	March 31,
	2007	2007
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,752	$12,043
Accounts receivable, net	199,675	185,722
Inventories	55,871	46,951
Prepaid expenses	7,824	7,532
Deferred income taxes	9,057	8,479

Total current assets	286,179	260,727
PROPERTY AND EQUIPMENT, net	394,803	354,156
GOODWILL AND OTHER INTANGIBLE ASSETS, net	97,536	101,768
OTHER ASSETS	7,634	7,318

	$786,152	$723,969

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$18,352	$12,421
Accounts payable	61,742	58,519
Accrued liabilities	84,184	89,496
Income taxes payable	2,121	138

Total current liabilities	166,399	160,574
LONG-TERM DEBT, net of current portion	276,768	142,144
OTHER LIABILITIES	15,100	—
DEFERRED INCOME TAXES	49,912	55,715
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,338,137 and 13,693,698 issued and outstanding	113	137
Additional paid-in capital	156,339	185,098
Retained earnings	122,545	180,113
Accumulated other comprehensive income	(1,024)	188

Total shareholders’ equity	277,973	365,536

	$786,152	$723,969